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Exhibit 99.10

From: Peter Fellner

To: Uranus (the "Offeror")

        May 2004

Dear Sirs

        Proposed offer on behalf of the Offeror for the whole of the issued share capital of Centaur (the "Company")

        In consideration of your agreeing to make an offer to acquire the whole of the issued share capital of the Company (the "Offer") substantially on the terms and subject to the conditions set out in the attached draft press announcement (the "Press Announcement") (subject to such modifications to it as may be agreed by any director of the Company), I agree with you as follows:

1      Irrevocable undertakings

1.1
Acceptance of Offer

        I undertake to accept, or procure the acceptance of, the Offer in respect of:

    1.1.1
    the shares in the Company listed in Part 1 of Schedule 1 to this letter;

    1.1.2
    any other shares in the Company of which I may hereafter become the, beneficial owner (including under the share schemes set out in Part III of Schedule 1) other than shares to be acquired under an Inland Revenue approved employee share scheme; and

    1.1.3
    any other shares in the Company deriving from shares falling within either of paragraphs 1.1.1 or 1.1.2 above of which I thereafter become the beneficial owner.

        I agree to fulfill this undertaking, in respect of the shares referred to in paragraph 1.1.1 above by not later than 3.00 p.m. on the seventh day after the date of despatch to shareholders of the Company of the formal document containing the Offer (the "Offer Document"), (or, in relation to the shares falling within paragraphs 1.1.2 and 1.1.3 above, as soon as practicable, and in any event within seven days, after I become the registered holder or, to the extent no undertaking is given by the registered holder, the beneficial owner of such shares), by:

    (a)
    returning to you, or procuring the return to you, or as you may direct, duly completed and signed form(s) of acceptance relating to the Offer; and

    (b)
    either:

    (i)
    forwarding, or procuring to be forwarded, with such form(s) of acceptance the share certificate(s) or other document(s) of title in respect of the relevant shares; or

    (ii)
    sending (or procuring that any CREST sponsor sends) to CRESTCo Limited the relevant Transfer to Escrow instruction accepting the Offer in respect of the relevant shares, such instruction to be sent within such time as ensures it settles before the time referred to above.

        In the case of shares not registered in my name of which I am the beneficial owner and which are listed at Part II of Schedule 1 to this letter (or, in relation to the shares falling within paragraphs 1.1.2 and 1.1.3 above, as soon as practicable after I become the beneficial owner of such shares (the "Non-Registered Shares"), I undertake to procure that the registered holder(s) of the Non-Registered

Shares shall give you an undertaking in the form attached to this letter at Schedule 2 prior to the later of three business days after announcement of the Offer and posting of the Offer Document.

        The shares referred to in paragraphs 1.1.1, 1.1.2 and 1.1.3 and the Non-Registered Shares shall together be referred to in this undertaking as the "Shares". I shall take all actions referred to in this paragraph in accordance with the procedures set out in the Offer Document.

1.2
Dealings with Shares

        I agree that I will, and, other than in respect of 1.2.3, in respect of any Non-Registered Shares to which I am solely beneficially entitled but which are not registered in my name, will procure that the registered holders of such Shares will:

    1.2.1
    notwithstanding the provisions of The City Code on Takeovers and Mergers (the "Code") or any terms of the Offer regarding withdrawal, not withdraw such acceptance(s);

    1.2.2
    except pursuant to the Offer, not dispose of, charge, pledge or otherwise encumber or grant any option or other right over or otherwise deal with any of the Shares or any interest in them (whether conditionally or unconditionally);

    1.2.3
    not acquire any beneficial interest in any shares in the Company other than pursuant to an approved employee share scheme or an interest in shares deriving from shares falling within either of paragraphs 1.1.2 and 1.1.3 above;

    1.2.4
    not enter into any agreement or arrangement with any person, whether conditionally or unconditionally, to do any of the acts prohibited by the above terms of this paragraph 1.2.

2      Publicity

        I consent to the announcement of the Offer containing references to me and to this letter substantially in the terms set out in the Press Announcement, to particulars of this letter being set out in the formal document containing the Offer and to this letter being available for inspection during all or part of the period for which the Offer remains open for acceptance.

3      Conditions and termination

3.1
Making of Offer

        Your agreement to make the Offer is conditional upon:

    3.1.1
    the receipt by you not later than the time of release of the Press Announcement of equivalent undertakings (in substantially the same form as this or in such other form as you may accept) from each other director of the Company holding shares in it.

    3.1.2
    the release of the Press Announcement (with such amendments as you may approve) being authorised by or pursuant to a resolution of the board of directors of the Company or a duly authorised committee thereof, such authorisation not being withdrawn prior to the release;

    3.1.3
    the Press Announcement being released within 2 business days from the date hereof; and

    3.1.4
    no event or circumstance occurring or becoming known to you in consequence of which the Panel requires or permits you not to make the Offer.

        My Obligations shall not be affected by the non-fulfilment of any of these conditions.

3.2
Announcement of Offer

        My Obligations under paragraph 1.1 above are conditional upon the announcement of the Offer, with the Offer being publicly recommended by the board of directors of the Company in that announcement.

3.3
Lapse

        My Obligations shall lapse if:

    3.3.1
    the Offer is not made (by the posting of an offer document) within 28 days after the release of the Press Announcement (or such later date as the Panel may permit); or

    3.3.2
    the Offer lapses or is withdrawn without having become wholly unconditional,

provided that the lapsing of my Obligations shall not affect any rights or liabilities under this letter in respect of prior breaches of them.

4      Enforcement

4.1
Governing law etc.

        This letter shall be governed by and construed in accordance with English law and I agree that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this letter and that accordingly any proceedings arising out of or in connection with this letter shall be brought in such courts.

5      Interpretation

5.1
Revised Offers

        In this letter, references to the Offer shall include any revised offer by the Offeror, the terms of which in the opinion of the Offeror's Financial Adviser is/are at least as favourable to shareholders of the Company as the original Offer.

5.2
Unconditional and irrevocable obligations

        Except to the extent otherwise specified, the Obligations set out in this letter are unconditional and irrevocable.

5.3
Time

        Time shall be of the essence of the Obligations set out in this letter.

5.4
Meaning

        References in this letter to the "Obligations" are to my undertakings, agreements, warranties, appointments, consents and waivers set out in it. References in this letter to "subsidiaries" include subsidiary undertakings and the expressions "subsidiaries", "subsidiary undertakings" and "wholly-owned subsidiaries" have the same meanings as in the Companies Act 1985.

6      Third Party Rights

        A person who is not party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this letter.

7      Customer relationship

        I confirm that Lazard & Co., Limited is not acting for me in relation to the Offer and will not be responsible to me for providing protections afforded to its clients or advising me on any matter relating to the Offer. I accept this.

SIGNED by	}	/s/ PETER FELLNER
SIGNED	}

Schedule 1
Shares to which this letter relates

Part I
Shares of which I am the Registered Holder

Registered Holder and Address	No. of Ordinary Shares
Dr Peter Fellner 208 Bath Road Slough Berkshire SL1 3WE	293,388

Part II
Shares of which I am the Beneficial but not the Registered Holder

Registered Holder and Address	No. of Ordinary Shares
(exact name(s) and address(es) of registered holder(s) as appearing on the register of members

Part III
The Award(s)

Name of Award Scheme	No. of Ordinary Shares	Date of Grant	Exercise Period	Exercise Price (pence)
See attached details

Executive Share Options Held—as at 7 May 2004

No. of 50p ordinary shares subject to options		Date of Grant	Dates on which Exercisable	Exercise Price	No. Exercised	No. Outstanding
656,200		26.2.91	26.2.94—25.2.2001	£1.28	656,200	0
32,800		26.2.92	26.2.95—25.2.2002	£1.28	32,800	0
74,000		1.3.93	1.3.96—28.2.2003	£1.28	74,000	0
340,880	**	25.11.93	26.11.96—24.11.2000	£2.875	340,880	0
67,000	*	14.3.94	15.3.97—13.3.2004	£2.19	67,000	0
60,000	*	11.5.95	12.5.98—10.5.2005	£3.06	60,000	0
120,000	**	17.1.97	18.1.2000—16.1.2007	£5.80	—	120,000
70,000	**	7.1.98	8.1.2001—6.1.2008	£3.05	70000	0
72,300	*	26.4.00	27.4.2003—25.4.2010	£9.73	—	72,300
104,932		4.4.01	5.4.04—3.4.11	£11.15		104,932
154.878		9.4.02	10.4.05—8.4.12	£6.15	—	154,878

1,752,990					1,300,880	452,110

Total (does not include NI options)

Savings Related Share Options Held—as at 7 May 2004

No. of 50p ordinary shares subject to options	Dates on which Exercisable	Exercise Price	No. Exercised	No. Outstanding
18,292	1.3.1997—31.8.1997	£1 .025	18,292	—
4,096	1.3.2001—31.8.2001	£2.38	4,096	—
1,021	1.6.2004—30.11.2004	£9.48		lapsed

Options Held under The Deferred Bonus Scheme—as at 22nd May 2003

Name	No. of 50p ordinary shares subject to options	Dates on which Exercisable	Exercised
P. J. Fellner	7,569	8.1.2002—8.1.2011
	7,569	8.1.2003—8.1.2011
	1,022	NI option
	1,022	NI option
	15,731	14.3.2003—14.3.2012
	15,731	14.3.2004—14.3.2012
	2,124	NI option
	2,124	NI option
	33,354	25.3.04—25.3.2013
	33,355	25.3.05—25.3.2013
	4,897	NI option
	4,897	NI option

        N.B. The exercise price for the deferred bonus is £1 in total for the exercise of any number of shares comprised in an award. The NI option is linked to the main option.

1

Schedule 2
Registered Shareholder's Irrevocable Undertaking
Relating to Shares jointly Beneficially held by a Director and his/her spouse

From:    [Registered Holder of Shares Beneficially held jointly by a Director of Offeree Company and his/her spouse]

To:    Uranus

    •    May 2004

Dear Sirs

Proposed Offer on behalf of the Offeror for the whole of the issued share capital of Centaur (the "Company")

        I am/We are the registered holder[s] of the shares in the Company listed in the Schedule to this letter which are jointly beneficially held by [spouse and director] (the "Beneficial Holder").

        In consideration of your agreeing to make an offer to acquire the whole of the issued share capital of the Company substantially on the terms and subject to the conditions set out in the attached draft press announcement (the "Press Announcement") (subject to such modifications to it as may be agreed by any director of the Company, I/we agree with you as follows:

1      Irrevocable undertakings

1.1
Acceptance of Offer

        In accordance with the instructions of the Beneficial Holder, I/we undertake to accept the offer mentioned above (the "Offer") in respect of the shares in the Company listed in the Schedule to this letter (and in respect of any other shares in the Company in respect of which the Beneficial Holder may become the beneficial holder and in respect of which I/we will become the registered holder) (the "Shares").

        To fulfil this undertaking, I/we also undertake to return to you, or as you may direct, not later than 3.00 p.m. on the seventh business day after despatch to shareholders of the Company of the formal document containing the Offer (the "Offer Document"), duly completed and signed form(s) of acceptance relating to the Offer in respect of the relevant shares; and either

    (i)
    forward with such form(s) of acceptance the share certificate(s) or other document(s) of title in respect of the relevant Shares; or

    (ii)
    send (or procure that [my/our] CREST sponsor sends) to CRESTCo Limited ("CRESTCo") not later than 3.00 p.m. on the seventh business day after the date of despatch to shareholders of the Company of the formal document containing the Offer (the "Offer Document") the relevant Transfer to Escrow instruction accepting the Offer in respect of the relevant Shares.

        I shall take all actions referred to in this paragraph in accordance with the procedures set out in the Offer Document.

2      Confidentiality

        I/We agree to keep confidential any information concerning the Offer and not to deal or recommend others to deal in the shares of the Company before any such information becomes publicly available.

3      Conditions and termination

3.1
Making of Offer

        Your agreement to make the Offer is conditional upon:

    3.1.1
    the receipt by you not later than the time of release of the Press Announcement of equivalent undertakings (in substantially the same form as this or in such form as you may accept) from the directors of the Company holding shares in it.

    3.1.2
    the release of the Press Announcement (with such amendments as you may approve) being authorised by or pursuant to a resolution of the board of directors of the Company, or a duly authorised committee thereof, such authorisation not being withdrawn prior to the release;

    3.1.3
    the Press Announcement being released within 2 business days from the date hereof; and

    3.1.4
    no event or circumstance occurring or becoming known to you in consequence of which the Panel requires or permits you not to make the Offer.

        My/Our obligations shall not be affected by the non-fulfilment of any of these conditions.

3.2
My/Our obligations under paragraph 1 above are conditional upon the announcement of the Offer, with the Offer being publicly recommended by the board of directors of the Company in that announcement.

3.3
Lapse

        My/Our Obligations shall lapse if:

    3.3.1
    the Offer is not made by the posting of the Offer Document within 28 days after the release of the Press Announcement or such later date as the Panel may permit; or

    3.3.2
    the Offer lapses or is withdrawn without having become wholly unconditional,

provided that the lapsing of my/our Obligations shall not affect any rights or liabilities under this letter in respect of any prior breaches of them.

4      Enforcement

4.1
Governing law etc.

        This letter shall be governed by and construed in accordance with English law and I/we agree that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this letter and that accordingly any proceedings arising out of or in connection with this letter shall be brought in such courts.

5      Interpretation etc.

5.1
Revised Offers

        In this letter, references to the Offer shall include any revised offer by the Offeror, the terms of which in the opinion of the Offeror's Financial Adviser is/are at least as favourable to shareholders of the Company as the original Offer.

5.2
Unconditional and irrevocable obligations

        Except to the extent otherwise specified, the Obligations set out in this letter are unconditional and irrevocable.

5.3
Time

        Time shall be of the essence in relation to the Obligations set out in this letter.

5.4
Meaning

        References in this letter to the "Obligations" are to my/our undertakings, agreements, warranties, appointments, consents and waivers set out in it. References in this letter to "subsidiaries" include subsidiary undertakings and the expression "subsidiary" has the same meaning as in the Companies Act 1985.

6      Third Party Rights

        A person who is not party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this letter.

7      Customer relationship

        I/We confirm that Lazard & Co., Limited is not acting for me/us in relation to the Offer and that will not be responsible to me/us for providing protections afforded to its clients or advising me/us on any matter relating to the Offer. I/We accept this.

SIGNED by
}
acting by:
Acknowledged and agreed for

Form of Undertaking Given by Registered Holder

Schedule

Shares to which this letter relates

Registered Holder and Address	No. of Ordinary Shares

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  Exhibit 99.10